Exhibit (e)(vii) under Form N-1A
                                             Exhibit (1) under Item 601/Reg. S-K


                                    Exhibit E
                                     to the
                             Distributor's Contract

                          INTERMEDIATE MUNICIPAL TRUST

                     Federated Intermediate Municipal Trust
                                 Class Y Shares


     In consideration of the mutual covenants set forth in the Distributor's Contract dated June 1, 1993 between Intermediate Municipal Trust and Federated Securities Corp., Intermediate Municipal Trust executes and delivers this Exhibit on behalf of the Funds, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.


     Witness the due execution hereof this 1st day of September, 2003.



                                    INTERMEDIATE MUNICIPAL TRUST



                                    By:   /s/ J. Christopher Donahue
                                    Name:  J. Christopher Donahue
                                    Title:  President


                                    FEDERATED SECURITIES CORP.


                                    By:  /s/ James F. Getz
                                    Name:  James F. Getz
                                    Title:  President - Broker/Dealer